EXHIBIT 99.3

[inTEST News Release Letterhead]

FOR IMMEDIATE RELEASE

inTEST Files Shelf Registration Form With the SEC

MOUNT LAUREL, NJ, May 4, 2011 - inTEST Corporation (Nasdaq: INTT), an independent designer, manufacturer and marketer of semiconductor automatic test equipment (ATE) interface solutions and temperature management products, announced today that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission ("SEC") for the offering, from time to time, of securities to be issued by the Company. The shelf registration statement is intended to provide the Company with financial flexibility to raise capital from the offering of up to $30 million of common stock, preferred stock, warrants, debt securities and/or units, conducted in one or more offerings while the shelf registration statement is effective. The specific terms of any particular securities that the Company may offer will be determined at the time of such offering and will be described in a separately filed prospectus supplement at the time of such offering. Any offering under the registration statement will be subject to the requirement that the amount of securities offered and sold during any period of twelve months immediately prior to and including such sale may not exceed one-third of the aggregate market value of the common equity held by non-affiliate of the Company. inTEST Corporation does not have any immediate plans to offer or sell its securities under the shelf registration statement.

inTEST Corporation intends to use the proceeds from any sale of securities under the registration statement for possible acquisition of businesses, technologies or products that are complementary to the Company's existing businesses or other general corporate purposes, which may include working capital. At the present time, the Company has no specific plans or agreements with respect to any acquisition and is not engaged in any negotiations regarding any acquisition.

The registration statement relating to these securities has been filed with the SEC but has not yet become effective. The information in the registration statement, and the prospectus contained therein, is incomplete and may be changed. The securities referred to in the registration statement may not be sold, nor may offers to buy be accepted, prior to the time that the registration statement becomes effective and a prospectus supplement is filed relating to the particular offering of securities. This press release does not constitute an offer of any securities for sale or a solicitation of an offer to buy.

A copy of the registration statement may be obtained on the SEC's website at www.sec.gov. In addition, when available, copies of the prospectus and any prospectus supplement relating to a particular offering, may be obtained by contacting inTEST Corporation, Inc., attention: Hugh Regan, Jr., 804 East Gate Drive Suite 200, Mount Laurel, NJ 08054, h.regan.jr@intest.com.

About inTEST Corporation
inTEST Corporation is an independent designer, manufacturer and marketer of ATE interface solutions and temperature management products, which are used by semiconductor manufacturers to perform final testing of integrated circuits (ICs) and wafers. The Company's high-performance products are designed to enable semiconductor manufacturers to improve the speed, reliability, efficiency and profitability of IC test processes. Specific products include positioner and docking hardware products, temperature management systems and customized interface solutions. The Company has established strong relationships with semiconductor manufacturers globally, which it supports through a network of local offices. For more information visit www.intest.com.

Forward-Looking Statements:
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, changes in business conditions and the economy, generally; changes in the demand for semiconductors, generally; changes in the rates of, and timing of, capital expenditures by semiconductor manufacturers; progress of product development programs; increases in raw material and fabrication costs associated with our products; implementation of additional restructuring initiatives and other risk factors set forth from time to time in our SEC filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Hugh T. Regan, Jr.	Laura Guerrant-Oiye
Treasurer and Chief Financial Officer	Guerrant Associates
inTEST Corporation	lguerrant@guerrantir.com
Tel: 856-505-8999	Tel: 808-882-1467

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